Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

First United Corporation

Oakland, Maryland

We consent to the incorporation by reference in Post-Effective Amendment No. 4 to Form S-1 on Form S-3 of First United Corporation of our report dated March 24, 2023 on the consolidated financial statements of First United Corporation appearing in the 2022 Form 10-K of First United Corporation, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Washington, D.C.

April 4, 2023